Exhibit 99.1

Contact:	Tracey Noe (Media)	Shep Dunlap (Investors)
	+1 847 943 5678	+1 847 943 5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Provides Update on Long-Term Growth Strategy at 2022 Investor Day

•	Confirms strong long-term growth prospects and competitive advantages as a global snacking leader

•	Unveils evolution of long-term strategy to accelerate growth and focus portfolio on attractive chocolate, biscuits and baked snacks categories

•	Updates long-term algorithm to 3% - 5% Organic Net Revenue growth, up from 3%+

•	Continues portfolio reshaping to accelerate growth and focus

CHICAGO, May 10, 2022 – Mondelēz International (Nasdaq: MDLZ) today unveiled the evolution of its strategy to accelerate growth and focus its portfolio to generate strong, sustainable shareholder value. As a result, the Company is updating its long-term algorithm to 3% - 5% Organic Net Revenue growth, up from previous guidance of 3% plus.

“Our competitive advantages in the marketplace and focused strategy on global snacking leadership give us great confidence in our ability to sustain strong top- and bottom-line growth for many years to come,” said Dirk Van de Put, Chairman & Chief Executive Officer, Mondelēz International. “Building on our category leadership, favorable geographic footprint, and the power of our iconic brands, we are well positioned for stronger growth in the decade ahead.”

The Company will continue to prioritize Growth, Execution and Culture as three pillars of its strategy – investing in differentiated marketing and sales capabilities, while strengthening its local-first operating model to further empower employees and promote a growth culture. Recognizing the urgent challenges facing the planet and the communities in which it operates, the Company also is elevating Sustainability to become a fourth pillar in its long-term growth strategy. By further advancing its Snacking Made Right agenda across a focused set of environmental, social and governance priorities, Mondelēz International aims to help drive positive change at scale – creating long-term value for both the business and its stakeholders.

Accelerated Growth and Portfolio Focus

Mondelēz International is reshaping its portfolio, with a long-term vision to accelerate growth and generate 90% of revenue in chocolate and biscuits, including baked snacks. Chocolate and biscuits are attractive and historically durable categories in both developed and emerging markets, with significant headroom to increase penetration and per capita consumption.

The Company will strengthen its presence in its core categories in major markets by building on existing distribution, expanding in high-growth channels and leveraging its iconic brands to establish multi-category leadership positions.

As it continues to reshape its portfolio, Mondelēz International will drive value through organic growth and targeted acquisitions that expand its presence in chocolate, biscuits and baked snacks by filling geographic gaps and extending into under-represented segments and price tiers. The eight acquisitions Mondelēz International has completed or announced since 2018 add $2 billion in annual revenue, and have had an average growth rate in the high single digits.

Additionally, the Company announced plans to divest its developed market gum business after completing a strategic review over the past year. The Company also disclosed its intention to divest the global Halls business. Mondelēz International will continue to operate other brands and products within its candy business, as well as its emerging market gum business.

Investing in Capabilities and Culture

To enable its refined growth strategy, Mondelēz International announced significant investments in capabilities and culture – including investing more than $1 billion to become the digital commerce snacks leader. The Company aims to deliver 20% of revenues from digital channels by 2030, up from 6% of 2021 revenues. Along with its investments in technology, the Company is investing behind future-forward commercial growth capabilities – including integrated agile processes to drive simpler ways of working; expanded commercial excellence training programs; and increased digital learning opportunities.

“Our growth ambition will not be possible without the passion, dedication and commitment of our people – the very best in the consumer packaged goods industry,” Van de Put said. “To accelerate our growth and focus, we are taking our talent and culture strategy to the next level – by doubling down on initiatives to advance diversity, equity and inclusion; expanding investment in top talent programs; and rolling out a global, holistic employee well-being program.”

Updating Long Term Growth Algorithm

Mondelēz International is updating its long-term growth algorithm to 3% - 5% Organic Net Revenue growth, up from 3% plus previously, to reflect the evolution of the strategy. The Company continues to expect Adjusted EPS growth on a constant currency basis in the high single digits and gradually increasing Free Cash Flow of $3 billion plus over the long term.

The Company is confident it can accelerate and sustain profitable growth and achieve this refined long-term algorithm as a result of:

•	Increasing portfolio focus on the core of chocolate and biscuits

•	Taking both organic and inorganic steps to fill geographic white spaces

•	Expanding distribution in high-growth channels where the Company has clear headroom to grow

•	Increasing presence in under-represented segments and price tiers

•	Attracting, developing and retaining the best talent in the CPG industry

“Consistent delivery against our financial commitments, investment in the long-term health of our brands and the capabilities of our people – combined with our key competitive advantages – position us well to create significant value for our stakeholders,” said Luca Zaramella, Mondelēz International’s Chief Financial Officer.

Webcast and Materials

The investor update presentation and presentation slides will be available in the investors section of the Company’s website (www.mondelezinternational.com), and a recording of the event will also be available on the website after the presentation.

About Mondelēz International

Mondelēz International, Inc. (Nasdaq: MDLZ) empowers people to snack right in over 150 countries around the world. With 2021 net revenues of approximately $29 billion, MDLZ is leading the future of snacking with iconic global and local brands such as Oreo, belVita and LU biscuits; Cadbury Dairy Milk, Milka and Toblerone chocolate; Sour Patch Kids candy and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the Company on Twitter at www.twitter.com/MDLZ.

End Note

Organic Net Revenue, Adjusted EPS, Free Cash Flow and presentation of amounts at constant currency are non-GAAP financial measures. For definitions of these non-GAAP financial measures and how the Company uses them to evaluate performance, as well as why the Company is not able to reconcile these forward-looking measures to their most directly comparable GAAP financial measures, please refer to “Definitions of the Company’s Non-GAAP Financial Measures” and “Outlook” in Exhibit 99.1 to the Company’s Form 8-K furnished with the U.S. Securities and Exchange Commission (“SEC”) on April 26, 2022.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “may,” “aim,” “intend,” “plan,” “position,” “prospect,” “target,” “guidance,” “outlook” and similar expressions are intended to identify the Company’s forward-looking statements, including, but not limited to, statements about: the Company’s strategic priorities and growth strategy, including acceleration and portfolio evolution; the Company’s evolution, leadership positions and future potential; the Company’s future performance, including its future revenue growth, profitability, earnings per share and cash flow; the Company’s competitive advantages; currency and the effect of currency translation on the Company’s results of operations; the Company’s strategy to accelerate consumer-centric growth, drive operational excellence, create a winning growth culture and scale sustainable snacking; the Company’s business and opportunities in developed and emerging markets; channel and category expansion and growth, including digital commerce; productivity initiatives; marketing effectiveness; the Company’s investments and the results and potential of those investments; portfolio reshaping; strategic transactions, including the Company’s planned divestitures of its developed markets gum and Halls businesses; the Company’s environmental, social and governance strategies, goals, targets and initiatives; value creation for shareholders; and the Company’s long-term growth algorithm. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, and many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 pandemic, including the spread of new variants of COVID-19 such as Omicron. Important factors that could cause the Company’s actual results to differ materially from those indicated in the Company’s forward-looking statements include, but are not limited to, the impact of ongoing or new developments in the war in Ukraine, related current and future sanctions imposed by governments and other authorities, and related impacts on the Company’s business, growth, reputation, prospects, financial condition, operating results (including components of its financial results), cash flows and liquidity; uncertainty about the effectiveness of efforts by health officials and governments to control the spread of COVID-19 and inoculate and treat populations impacted by COVID-19; uncertainty about the reimposition or lessening of restrictions imposed by governments intended to mitigate the spread of COVID-19 and the magnitude, duration, geographic reach and impact on the global economy of COVID-19; the ongoing, and uncertain future, impact of the COVID-19 pandemic on the Company’s business, growth, reputation, prospects, financial condition, operating results (including components of its financial results), cash flows and liquidity; risks from operating globally including in emerging markets; changes in currency exchange rates, controls and restrictions; volatility of commodity and other input costs and availability of commodities; weakness in economic conditions; weakness in consumer spending; pricing actions; tax matters including changes in tax laws and rates, disagreements with taxing authorities and imposition of new taxes; use of information technology and third party service providers; unanticipated disruptions to the Company’s business, such as malware incidents, cyberattacks or other security breaches, and the Company’s compliance with privacy and data security laws; global or regional health pandemics or epidemics, including COVID-19; competition and the Company’s response to channel shifts and pricing and other competitive pressures; promotion and protection of the Company’s reputation and brand image; changes in consumer preferences and demand and the Company’s ability to innovate and differentiate its products; the restructuring program and the Company’s other transformation initiatives not yielding the anticipated benefits; changes in the assumptions on which the restructuring program is based; management of the Company’s workforce and shifts in labor availability; consolidation of retail customers and competition with retailer and other economy brands; changes in the Company’s relationships with customers, suppliers or distributors; compliance with legal, regulatory, tax and benefit laws and related changes, claims or actions; the impact of climate change on the Company’s supply chain and operations; strategic transactions; significant changes in valuation factors that may adversely affect the Company’s impairment testing of goodwill and intangible assets; perceived or actual product quality issues or product recalls; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; volatility of and access to capital or other markets, the effectiveness of the Company’s cash management programs and its liquidity; pension costs; the expected discontinuance of London Interbank Offered Rates and transition to any other interest rate benchmark; and the Company’s ability to protect its intellectual property and intangible assets. There may be other factors not presently known to the Company or which the Company currently considers to be immaterial that could cause its actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation. In addition, historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. The information included in, and any issues identified as material for purposes of, this document may not be considered material for SEC reporting purposes. In the context of this disclosure, the term “material” is distinct from, and should not be confused with, such term as defined for SEC reporting purposes.